SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 2, 1997



                  JEFFERSON SMURFIT CORPORATION
     (Exact name of registrant as specified in its charter)



     Delaware              0-23876                     36-2931273
 (State or other          (Commission            (I.R.S. Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


                    Jefferson Smurfit Centre
                      8182 Maryland Avenue
                   St. Louis, Missouri  63105
      (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:
                         (314) 746-1100



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events

       On August 8, 1997, Jefferson Smurfit Corporation and its wholly-owned subsidiary Smurfit Newsprint Corporation were served with a complaint alleging that exterior siding, produced by Defendants and used in prefabricated or manufactured homes, deteriorates when exposed to moisture. The suit purports to be a class action on behalf of all persons who own or have purchased or used Cladwood siding. The complaint alleges unfair trade practices and breach of express warranty, and seeks an unspecified amount of actual and punitive damages, as well as declaratory and injunctive relief. The Company intends to defend the action vigorously.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on September 2, 1997.

                                   JEFFERSON SMURFIT CORPORATION

                                   By:  /s/ Patrick J. Moore
                                        Patrick J. Moore
                                        Vice President and
                                        Chief Financial Officer